                                                        Exhibit 99.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



                           Re:  Boston Edison Company
                                Registration on Form
                                S-3 and Form S-8



We are aware that our report dated July 27, 1995 on our review of the interim financial information of Boston Edison Company for the period ended June 30, 1995 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-3 (File
Nos. 33-36824, 33-57840 and 33-59693) and on Form S-8 (File Nos. 33-00810,
33-7558, 33-38434, 33-48424, 33-48425, 33-59662, 33-59682 and 33-58457).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





Boston, Massachusetts                 COOPERS & LYBRAND L.L.P.
July 27, 1995